UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2015

MBIA INC.
(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Manhattanville Road, Suite 301 Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:
914-273-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     REGULATION FD DISCLOSURE.

The following information is being furnished, not filed, pursuant to Item 7.01 - Regulation FD Disclosure of Form 8-K.  Information contained on MBIA’s websites is not incorporated by reference into this Current Report on Form 8-K.

MBIA Inc. (the “Company”) announced that on December 23, 2015, its wholly owned subsidiary, National Public Finance Guarantee Corporation (“National”), together with Assured Guaranty Corp. and Assured Guaranty Municipal Corp. (“Assured” and, together with National, the “Monolines”), and certain holders of Puerto Rico Electric Power Authority (“PREPA”) bonds (the “Ad Hoc Group”) entered into an Amended and Restated Restructuring Support Agreement and Monoline Term Sheet (collectively, the “Restructuring Agreement”) with PREPA addressing, among other things, the treatment of approximately $8.1 billion of outstanding PREPA bonds, including approximately $1.3 billion of PREPA bonds insured by National (the “National Insured Bonds”).  Under the Restructuring Agreement and subject to the conditions contained therein, including the enactment of the Securitization Special Legislation and Legislative Reform Package described below (the “Securitization Legislation”), the existing uninsured bonds issued by PREPA (the “Uninsured Legacy Bonds”) owned by the Ad Hoc Group will be exchanged for newly issued bonds (the “Securitization Bonds”) that will be issued by a newly formed bankruptcy remote entity (the “SPE”). The Securitization Bonds will be backed by a special assessment charged by PREPA to its customers and paid directly to the SPE (the “Special Assessment”), which will be used to make payments of interest and principal on the Securitization Bonds.  Under the terms of the Restructuring Agreement, non-forbearing holders of Uninsured Legacy Bonds will also have the opportunity to exchange such bonds for Securitization Bonds at a later date.  In addition to the Securitization Bonds issued to effect the exchange of the Uninsured Legacy Bonds, the SPE will issue additional Securitization Bonds (the “Mirror Bonds”) in a principal amount equal to the outstanding principal amount of the PREPA Bonds insured by National and by other monoline insurers (the “Insured Legacy Bonds” and together with Uninsured Legacy Bond, the “Legacy Bonds”). The Mirror Bonds will bear interest at the same rate and will amortize at the same schedule as the Insured Legacy Bonds which they back and will be held in an irrevocable escrow held by a trustee. Payments on the Mirror Bonds will be used to make payment on the Insured Legacy Bonds. In addition, subject to certain market rate and rating agency conditions, PREPA may issue up to $407 million of additional Securitization Bonds for the issuance the Securitization Bonds to refinance outstanding Insured Legacy Bonds. There is no assurance that PREPA will issue additional Securitization Bonds to refinance National Insured Bonds. In connection with the issuance of the Securitization Bonds a debt service reserve fund will be established to support the Securitization Bonds, which will be held by the Trustee and funded by a cash deposit by PREPA of up to approximately $65 million and by the issuance of surety bonds (the “Surety Bonds”) by the Monolines in an aggregate amount of up to $462 million. National’s Surety Bond will be in an amount of up to $344 million. The Surety Bonds will be available to make payment on the Securitization Bonds if and when the amount of special assessments collected and deposited with the Trustee are not sufficient to pay principal and interest when due on the Securitization Bonds and after any cash in the Debt Service Reserve Fund has been fully used. Any draws on the Surety Bonds will be pro rata.  The amount available under the Surety Bonds will be subject to pro rata amortization based on the timing of the refinancing described above.  In the event that the Special Assessment collected for any period is insufficient to pay interest and principal due for such period on the Securitization Bonds, the Special Assessment for subsequent periods will be adjusted and be used to replenish the Debt Service Reserve Fund and reimburse National and the other Monolines pro rata for any draws on the Surety Bonds.

In addition, the Monolines and the Ad Hoc Group have agreed to enter into a Bond Purchase Agreement committing to purchase certain Bonds of PREPA on or before February 26, 2015 in the aggregate amount of $115 million, approximately $35 million of which will be purchased by National, subject to certain funding conditions precedent, including the enactment of the Securitization Legislation by no later than January 22, 2016 and payment by PREPA of debt service on the Legacy Bonds due January 1, 2016.  The Securitization Legislation will contain the enabling statutory framework for the issuance of the Securitization Bonds that will permit the refinancing and defeasance of the Legacy Bonds and other agreements among the parties contemplated in the Restructuring Agreement.

The issuance of the Securitization Bonds and the implementation of the transactions contemplated by the Restructuring Agreement are subject to various conditions precedent, including passage of the Securitization Legislation and the assignment of an investment grade rating to the Securitization Bonds. There is no assurance that the conditions precedent will be satisfied and that the Securitization Bonds will be issued and the transactions contemplated by the Restructuring Agreement will be implemented. In the event that the transactions contemplated by the Restructuring Agreement are not implemented, PREPA may be unable or unwilling to pay their obligations as and when due, in which case National would be required to pay claims of unpaid principal and interest when due under its insurance policies, which could be material. While National would seek to recover any claim payments it makes under its guarantees, there is no assurance that it will be able to recover such payments. To the extent that its claims payments are ultimately substantially greater than its claims recoveries, National may experience material losses on those obligations, which could materially and adversely affect our business, financial condition and results of operations.

Forward-Looking Statements

The information contained in this Current Report should be read in conjunction with our filings made with the Securities and Exchange Commission. This report includes statements that are not historical or current facts and are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “intend,” “will likely result,” “looking forward” or “will continue,” and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other risks and uncertainties, the possibility that the Company will experience increased credit losses or impairments on public finance obligations we insure issued by state, local and territorial governments and finance authorities that are experiencing fiscal stress, the possibility that MBIA Insurance Corporation will have inadequate liquidity to pay expected claims as a result of increased losses on certain structured finance transactions, in particular residential mortgage-backed securities transactions that include a substantial number of ineligible mortgage loans, or a delay or failure in collecting expected recoveries, the possibility that loss reserve estimates are not adequate to cover potential claims, a disruption in the cash flow from our subsidiaries or an inability to access capital and our exposure to significant fluctuations in liquidity and asset values within the global credit markets as a result of collateral posting requirements, our ability to fully implement our strategic plan, including our ability to maintain high stable ratings for National Public Finance Guarantee Corporation and generate investor demand for our financial guarantees, deterioration in the economic environment and financial markets in the United States or abroad, and adverse developments in European sovereign credit performance, real estate market performance, credit spreads, interest rates and foreign currency levels, the effects of governmental regulation, including insurance laws, securities laws, tax laws, legal precedents and accounting rules; and uncertainties that have not been identified at this time. These and other factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying the Company’s forward-looking statements are discussed under the “Risk Factors” section in MBIA Inc.’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which may be updated or amended in the Company’s subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. The Company undertakes no obligation to publicly correct or update any forward-looking statement if it later becomes aware that such result is not likely to be achieved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

	By:	/s/ Ram D. Wertheim
Ram D. Wertheim
Chief Legal Officer
Date: December 24, 2015

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